UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 25, 2010
EMULEX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31353 (Commission File Number)	51-0300558 (IRS Employer Identification No.)
3333 Susan Street
Costa Mesa, California 92626
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (714) 662-5600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.
     On August 25, 2010, Emulex Corporation, a Delaware corporation (the “Company”), completed its acquisition of ServerEngines Corporation, a Delaware corporation (“ServerEngines”) pursuant to the terms of an Agreement and Plan of Merger, dated June 7, 2010, by and among the Company, Tortuga Electronics LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), ServerEngines, and the stockholder agent named therein (the “Merger Agreement”). The acquisition was completed through the merger of ServerEngines with and into Merger Sub (the “Merger”), with Merger Sub surviving as a wholly owned subsidiary of the Company.
     The terms of the Merger Agreement include the payment of approximately $78 million in cash, which is net of $25 million debt plus interest owed by ServerEngines to Emulex, and 8,000,000 shares of Company common stock. The Merger Agreement further provides for the payment of an additional 4,000,000 shares of Company common stock contingent upon achievement of two post-closing milestones, the last of which is targeted for completion by the end of 2011. Emulex will also assume certain other liabilities as well as ServerEngines’ outstanding stock options.

Item 3.02	Unregistered Sales of Equity Securities.
     The information provided under Item 2.01 is incorporated herein by reference. In connection with the Merger, the Company expects to issue up to 12,000,000 unregistered shares of its common stock (the “Merger Shares”) as part of the merger consideration payable to the stockholders and option holders of ServerEngines. The Merger Shares will be issued pursuant to the permit issued to the Company on August 24, 2010 by the California Commissioner of Corporations qualifying the issuance of the Merger Shares under Sections 25121 and 25142 of the California Corporations Code such that the issuance of the Merger Shares is exempt, pursuant to Section 3(a)(10) of the Securities Act, from the registration requirements of Section 5 of the Securities Act.

Item 8.01	Other Events.
     On August 25, 2010, the Company issued a press release announcing completion of the Merger. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (a) Financial Statements of businesses acquired
     The financial information required by this item will be filed by amendment within 71 calendar days of the date that this Current Report on Form 8-K must be filed.
     (b) Pro Forma Financial Information.
     The financial information required by this item will be filed by amendment within 71 calendar days of the date that this Current Report on Form 8-K must be filed.
     (d) Exhibits:

Exhibit No.	Description of Exhibit
99.1	Press Release dated August 25, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
   Date: August 25, 2010

EMULEX CORPORATION
By:	/s/ MICHAEL J. ROCKENBACH
Michael J. Rockenbach
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated August 25, 2010.